SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
                _______________________________

                           Form S-8
                    REGISTRATION STATEMENT
               UNDER THE SECURITIES ACT OF 1933
                        AMENDMENT NO. 1
                     ____________________

                   THE DOW CHEMICAL COMPANY
                   (a Delaware corporation)
             Executive Offices -- 2030 Dow Center
                    Midland, Michigan 48674
    (Name, state of incorporation and address of principal
                executive office of registrant)

         I.R.S. Employer Identification No. 38-1285128
                     ____________________

                   THE DOW CHEMICAL COMPANY
            1993-94 EMPLOYEES' STOCK PURCHASE PLAN
                   (Full title of the plan)
                   _________________________

                         JOHN SCRIVEN
              Vice President and General Counsel
                   THE DOW CHEMICAL COMPANY
                        2030 Dow Center
                    Midland, Michigan 48674

            (Name and address of agent for service)

                  Telephone:  (517) 636-1000
                     ____________________



                 DEREGISTRATION OF SECURITIES

The Registrant originally registered 2,000,000 shares of its Common Stock, par value $2.50 per share (the "Stock"), for sale through The Dow Chemical Company 1993-94 Employees' Stock Purchase Plan (the "Plan") pursuant to Registration Statement No. 33-61140. After the Registration Statement became effective, eligible employees purchased 1,383,258 shares of the Stock under the provisions of the Plan. Accordingly, the Registrant hereby deregisters the remaining 616,742 shares of the Stock.


Item 8.  EXHIBITS.

    Exhibit No.          Description of Exhibit

        24               Power of Attorney.



                          SIGNATURES


   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement No. 33-61140 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on March 18, 1996.


                              THE DOW CHEMICAL COMPANY
                                   (Registrant)



                              By:  /s/ DONNA J. ROBERTS
                                 Donna J. Roberts, Secretary



   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 33-61140 has been signed by the following persons in the capacities and on the date indicated.

J. K. BARTON*          Director
J. K. Barton


                       Direcctor and Vice President
D. T. Buzzelli

                       Director and Vice President
A. J. Carbone

                       Director and Vice President
F. P. Corson

                       Director
J. C. Danforth

W. D. DAVIS*           Director
W. D. Davis

M. L. DOW*             Director
M. L. Dow

J. L. DOWNEY*          Director
J. L. Downey

E. C. FALLA*           Director and Executive
E. C. Falla            Vice President

                       Director
B. H. Franklin

                       Director
A. D. Gilmour

R. L. KESSELER*        Vice President and Controller
R. L. Kesseler

W. J. NEELY*           Director
W. J. Neely

                       Director and Vice President
M. D. Parker

F. P. POPOFF*          Director and Chairman of the Board
F. P. Popoff

/s/ J. P. REINHARD     Director and Financial Vice
J. P. Reinhard         President, Treasurer and
                       Chief Financial Officer

H. T. SHAPIRO*         Director
H. T. Shapiro

W. S. STAVROPOULOS*    Director and President
W. S. Stavropoulos     (Chief Executive Officer)

P. G. STERN*           Director
P. G. Stern




*By: /s/ DONNA J. ROBERTS
  Donna J. Roberts
  Attorney-in-fact


Dated:  March 18, 1996

                         EXHIBIT INDEX


Exhibit No.  Description of Exhibit               Page Number

24           Power of Attorney.                      6 - 7


                          EXHIBIT 24

                       POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints DONNA J. ROBERTS, WAYNE M. HANCOCK or ENRIQUE C. FALLA, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement for shares of the Common Stock, par value $2.50 per share, of The Dow Chemical Company, to be offered pursuant to The Dow Chemical Company 1993-94 Employees' Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.


SIGNATURE                TITLE                    DATE

/s/J. K. BARTON          Director                 February 11,  1993
J. K. Barton


/s/B. B. BUTCHER         Director                 February 11, 1993
B. B Butcher


/s/A. J. BUTLER          Director and Senior      February 11, 1993
A. J. Butler             Vice President


/s/W. D. DAVIS           Director                 February 11, 1993
W. D. Davis


/s/M. L. DOW             Director                 February 11, 1993
M. L. Dow


/s/J. L. DOWNEY          Director and Senior      February 11, 1993
J. L. Downey             Vice President


/s/E. C. FALLA           Director and Executive   February 11, 1993
E. C. Falla              Vice President
                         (Chief Financial Officer)

/s/H. W. HENRY           Director                 February 11, 1993
H. W. Henry


/s/F. W. LYONS, JR.      Director                 February 11, 1993
F. W. Lyons, Jr.


/s/R. L. KESSELER        Vice President and       February 11, 1993
R. L. Kesseler           Controller


/s/W. J. NEELY           Director                 February 11, 1993
W. J. Neely


/s/F. P. POPOFF          Director, President and  February 11, 1993
F. P. Popoff             Chairman of the Board
                         (Chief Executive Officer)


/s/H. T. SHAPIRO         Director                 February 11, 1993
H. T. Shapiro


/s/E. J. SOSA            Director and Senior      February 11, 1993
E. J. Sosa               Vice President


/s/W. S. STAVROPOULOS    Director and Senior      February 11, 1993
W. S. Stavropoulos       Vice President


/s/J. G. TEMPLE, JR.     Director                 February 11, 1993
J. G. Temple, Jr.


/s/P. G. STERN           Director                 February 10, 1993
P. G. Stern